UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2012

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

A copy of a letter from the Company to its stockholders, dated December 19, 2012, regarding the estimated value per share of our common stock, as discussed in Item 8.01 of this Current Report, is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  In addition, Exhibit 99.1 shall not be incorporated by reference into our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.       Other Events.

Estimated Value per Share

We are publishing an estimated per share value of our common stock to assist broker dealers that sold our common stock in our initial and follow-on “best efforts” offerings to comply with the rules published by the Financial Industry Regulatory Authority (“FINRA”).  On December 19, 2012, we announced an estimated value of our common stock equal to $6.93 per share.

Methodology

Our business manager, Inland American Business Manager & Advisor, Inc. (the “Business Manager”), estimated the per share value of our common stock by using the methodology described below.  Real Globe Advisors, LLC (“Real Globe”) also was engaged by the Company to perform agreed upon procedures to analyze the Business Manager’s approach to valuation, its methodology and underlying assumptions and its recommendation regarding per share value.  Real Globe does not have any direct or indirect material interests in any transaction with us or in any currently proposed transaction to which we are a party, and there are no material conflicts of interest between Real Globe, on one hand, and the Company, the Business Manager or any of our directors, on the other.

To estimate our per share value, our Business Manager relied this year solely on the net asset valuation method. Our Business Manager began its analysis by estimating the value of the Company’s real properties using a discounted cash flow of projected net operating income less capital expenditures for each property, for the ten-year period ending December 31, 2022.  In this analysis, the Business Manager used a range of discount rates and exit capitalization rates, as described below, for similar property types and that the Business Manager believed fell within ranges that would be used by similar investors to value the Company’s real properties.  The Business Manager then applied a sensitivity analysis to create a range of values and recommended a share value number within that range, based upon a variety of facts and assumptions related to, among other things, the nature of our operations, the markets in which our properties are located, and the general economic conditions in the United States. External factors relied upon by our Business Manager to recommend a share price above the mid-point of the net asset valuation range included trends showing declines in capitalization rates in retail and industrial segments, as well as the overall improving economic conditions relative to real estate.  Our Business Manager tempered its share price calculation, however, based on uncertainties in the overall economy, including the fiscal cliff and current debt crisis.

To arrive at the total asset value, the Business Manager added the value of other assets and investments, such as cash, marketable securities, joint ventures and land held for developments, to the value of the real properties described above. From total asset value, the Business Manager then subtracted the total fair value of the Company’s debt.  This value was then divided by the number of shares outstanding as of December 1, 2012 to arrive at a per share estimated value.

The exit capitalization rate and discount rate have a significant impact on the estimated value under the net asset value method.  The following chart presents the impact of changes to our share price based on variations in the exit capitalization and discount rates.

	Range of Value and Rate
	Low	Midpoint	High
Share Price	$6.43	$6.78	$7.11
Exit Capitalization Rate	8.0%	7.7%	7.5%
Discount Rate	9.4%	9.1%	8.9%

As a result of this new estimated value per share, participants in our dividend reinvestment plan will acquire shares at a fixed price of $6.93 per share beginning with distributions declared for December 2012, which are expected to be paid on January 11, 2013. Additionally, beginning on December 31, 2012, any shares redeemed under our share repurchase program will be redeemed at a price of $6.93 per share.

Real Globe reviewed the overall methodology used by the Business Manager to estimate value.  Real Globe additionally chose and reviewed a representative sample of the Business Manager’s underlying cash flow forecasts on a property by property basis, including comparison of forecasts to historical results, existing lease agreements and other financial analyses.  Real Globe also chose and reviewed a representative sample of future revenue and expense growth rates, leasing and occupancy assumptions as well as exit capitalization rates and discount rates and compared these to industry data.  Real Globe further reviewed the final analysis and recommendation of the estimated share value.  On December 18, 2012, Real Globe delivered a report to the Company, our Business Manager and our board, summarizing Real Globe’s findings.  Real Globe concluded that based upon the agreed upon procedures that it performed, nothing of an adverse nature or character had come to Real Globe’s attention regarding the financial data, methodologies or the underlying assumptions used by the Business Manager in estimating the per share value of the Company’s common stock.

The Business Manager recommended an estimate of value equal to $6.93 per share which assumed a weighted average exit capitalization rate equal to 7.6% and a discount rate/internal rate of return equal to 9.0%, each of which fell within the range of rates and considered by the Business Manager to be reasonable.

The following table summarizes the individual components used to estimate value:

Per Share
Real Properties (1)	$ 12.21
Joint Ventures and Land held for Developments (2)	$ .62
Marketable Securities (3)	$ .36
Cash and Other Assets, net of other liabilities	$ .37
Fair Value of Debt (4)	$(6.63)
Estimated per Share Value	$6.93

(1)      Our real properties were valued using a ten-year discounted cash flow model.

The key assumptions (shown on a weighted-average basis) that were used in the discounted cash flow models to estimate the value of our real properties are set forth in the following table.  The assumptions are separately reflected for each of the five business segments reported in the Company’s quarterly report on Form 10-Q for the period ended September 30, 2012, and on a weighted average basis.

	Retail	Lodging	Office	Multi- Family	Industrial	Weighted Average Basis	Weighted Average Range
Exit capitalization rate	6.8%	9.1%	7.8%	6.3%	8.1%	7.6%	7.5%-8.0%
Discount rate/internal rate of return (“IRR”)	7.8%	11.6%	8.2%	8.5%	9.0%	9.0%	8.9%-9.4%
Annual market rent growth rate	2.8%	3.1%	2.1%	3.2%	1.9%	2.7%	—
Annual holding period	10years	10years	10years	10years	10years	10years	—

(2)      Value for our joint ventures and developments was also estimated using a discounted cash flow model and our value was based on our proportionate interest under the respective joint venture agreements.

(3)      Marketable securities were valued using the closing price of each security on September 30, 2012.

(4)      The fair value of our debt instruments was estimated using discounted cash flow models, which assume a weighted average effective interest rate of 5.5% per annum.  We believe that this assumption reflects the terms currently available on similar borrowing terms to borrowers with credit profiles similar to ours.

In performing its analysis, the Business Manager reviewed a range of estimated values that fluctuated based on the exit capitalization rate and the discount rate used in each case. As a general rule, a 0.25% increase or decrease in these rates, assuming all other inputs are held constant, would decrease or increase, respectively, the value of our real properties by approximately 2.5%.

At a meeting of our board of directors on December 18, 2012, our Business Manager presented its report, Real Globe presented its report, and the Business Manager recommended that the board approve the Business Manager’s estimate of the per share value of our common stock.  After considering all information provided in light of the board of directors’ extensive knowledge of our assets, our board of directors unanimously accepted the Business Manager’s recommendation of an estimated value of our common stock equal to $6.93 per share.

The Business Manager believes that the net asset value method used to estimate the per share value of our common stock and our assets and liabilities is the most commonly used valuation methodology for a non-listed REIT.  The value of our real estate assets reflects an overall decline from original purchase price plus post-acquisition capital investments of 14%.  We believe that the assumptions described herein to estimate value are within the ranges used by sellers of similar properties including joint venture and development assets.   The estimated value may not, however, represent current market values or fair values as determined in accordance with U.S. generally accepted accounting principles (or “GAAP”).  Real properties are currently carried at their amortized cost basis in the Company’s financial statements.  The estimated value of our real estate assets reflected above does not necessarily represent the value we would receive or accept if the assets were marketed for sale.  The market for commercial real estate can fluctuate and values are expected to change in the future.  Further, the estimated per share value of the Company’s common stock does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As noted above, our estimated share value does not reflect “enterprise value” which may include a premium for:

•                                    the large size of our portfolio given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•                                    any other intangible value associated with a going concern; or

•                                    the possibility that our shares could trade at a premium to net asset value if we listed them on a national securities exchange.

Previously, on December 29, 2011, we established an estimated value of $7.22 per share.  Like this year, we calculated an estimated share price based solely upon the net asset value method.  However, in selecting a specific share price within the range disclosed by the net asset value method, we looked to value ranges suggested by enterprise valuation methods in order to inform our decision.  The values suggested by both the net asset value and the enterprise valuation methods were not widely divergent.  Additionally, listed REITs were trading in parity with their underlying net asset value, a fact which we believed supported using exit capitalization rates and discount rates falling at the low end of the range in our net asset value model.  This, in turn, led us to recommend a value falling at the high end of the net asset value range.  Our estimated per share value did not however reflect any premium for “enterprise value”, as noted above.

This year, as in previous years, we closely followed industry trends in the evolving process of calculating and disclosing estimated share value.  While there continue to be no regulations mandating a required methodology to calculate estimated share value, our Business Manager believes that the current trend in the industry appears to strongly favor the net asset value approach as the preferred method to estimate share value.  Accordingly, this year, in light of recent trends in the industry disfavoring any reference to enterprise valuation methods in estimating the value of shares in non-listed REITs, we chose not to factor enterprise valuation methods into our selection of an estimated share value within the net asset value range.  Our decision in this regard was further supported by the facts that, unlike last year, the values suggested by enterprise valuation methods this year are more divergent from the values suggested by the net asset value method and listed REITs are generally trading at a premium to net asset value.

Limitations of the Estimated Value per Share

As mentioned above, we are providing this estimated value per share to assist broker dealers with customers who own shares of our common stock in meeting their customer account statement reporting obligations.  The estimated value per share set forth above will first appear on December 31, 2012 customer account statements that will be mailed in January 2013.

As with any methodology used to estimate value, the methodology employed by our Business Manager and reviewed by Real Globe was based upon a number of estimates and assumptions that may not be accurate or complete.  Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from our estimated value per share.  The estimated per share value established by us represents neither the fair value according to GAAP of our assets less liabilities, nor the amount that our shares would trade at on a national securities exchange or the amount a stockholder would obtain if he or she tried to sell his or her shares or if we liquidated our assets and distributed the proceeds after paying all of our expenses and liabilities.  Accordingly, with respect to the estimated value per share, we can give no assurance that:

•                                         a stockholder would be able to resell his or her shares at this estimated value;

•                                         a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•                                         our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange; or

•                                         the methodology used to estimate our value per share would be acceptable to FINRA or that the estimated value per share will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

The estimated value per share was accepted by our board on December 18, 2012 and reflects the fact that the estimate was calculated at a moment in time.  The value of our shares will likely change over time and will be influenced by changes to the value of our individual assets as well as changes and developments in the real estate and capital markets.  We currently expect to update our estimated value per share at least every twelve months.  Nevertheless, stockholders should not rely on the estimated value per share in making a decision to buy or sell shares of our common stock.

Declaration of December Distribution

On December 6, 2012, our board declared a monthly distribution for December, payable to all stockholders of record on December 31, 2012.  Distributions payable to each stockholder of record will be paid in cash on January 11, 2013.  The declared distribution equals an annualized amount equal to $0.50 per share.  This equates to a 5% annualized yield on a $10.00 share price and a 7.2% annualized yield on a share price of $6.93.  Since the last valuation, we have issued and sold approximately 18 million shares under the distribution reinvestment plan net of shares the Company purchased under the share repurchase program.

New Purchase Price under Distribution Reinvestment Plan

Pursuant to the Company’s Second Amended and Restated Distribution Reinvestment Plan (the “Plan”), the price per share for shares of common stock purchased under the Plan is equal to 100% of the “market price” of a share of the Company’s common stock until the shares become listed for trading.  For these purposes, “market price” means, prior to the shares of the Company’s common stock being listed for trading, the fair market value of a share of the Company’s common stock, as estimated by the Company.  Accordingly, under the Plan, beginning with reinvestments made after December 19, 2012, and until we announce a new estimated value of our common stock, distributions may be reinvested in shares of our common stock at a price equal to $6.93 per share.

Item                 9.01.                Financial Statements and Exhibits.

(d)                              Exhibits

Exhibit No.	Description

99.1	Inland American Real Estate Trust, Inc. letter to stockholders, dated December 19, 2012

_________________

The statements and certain other information in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Company intends that these forward-looking statements be subject to the safe harbors created thereby.  These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,”  “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely”  or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as the Company’s intent, belief or expectation with respect to its financial performance, investment strategy and portfolio, cash flows, growth prospects and distribution rates and amounts are forward-looking statements.  These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause the Company’s actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, the forward-looking events might or might not occur, which may affect the accuracy of forward-looking statements and cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s Securities and Exchange Commission reports, including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Quarterly Report on Form 10-Q for the period ended September 30, 2012.  The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

_________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	December 19, 2012	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Inland American Real Estate Trust, Inc. letter to stockholders, dated December 19, 2012